FIRST AMENDMENT TO AMENDED AND RESTATED ACQUISITION

AND CONSTRUCTION LOAN AND SECURITY AGREEMENT

(SUB-LOAN AND SECURITY AGREEMENT FOR MT. OLYMPUS RESORT)

This FIRST AMENDMENT TO AMENDED AND RESTATED ACQUISITION AND CONSTRUCTION LOAN AND SECURITY AGREEMENT (“SUB-LOAN AND SECURITY AGREEMENT FOR MT. OLYMPUS RESORT”) (the “First Amendment") is made and entered into as of October 28, 2009 by andamong BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation ("Borrower"), BLUEGREEN CORPORATION, a Massachusetts corporation ("Guarantor"), and TEXTRON FINANCIAL CORPORATION, a Delaware corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower, Lender and Guarantor are parties to that certain Amended and Restated Acquisition and Construction Loan and Security Agreement (Sub-Loan and Security Agreement for Mt. Olympus Resort) dated as of May 21, 2008 (the "Original Mt. Olympus Sub-Loan Agreement") pursuant to which Lender agreed to provide certain acquisition, development and/or construction financing at the Mt. Olympus timeshare resort located in Sauk County, Wisconsin;

WHEREAS, Borrower, Lender and Guarantor desire to amend the Original Mt. Olympus Sub-Loan Agreement to reflect the agreement between the parties that Lender will no longer have any obligation as of the First Amendment Closing Date to fund any Advances under the Original Mt. Olympus Sub-Loan Agreement or other related Sub-Loan Documents;

WHEREAS, the Original Mt. Olympus Sub-Loan Agreement and this First Amendment shall hereinafter be collectively referred to as the “Sub-Loan Agreement”; and

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Definitions. Except as otherwise provided herein to the contrary or unless the context otherwise requires, all capitalized terms used in this First Amendment shall have the meanings ascribed to them in the Original Mt. Olympus Sub-Loan Agreement.

2.        Amended Definitions:

(a)       Construction Component has the meaning set forth in Section 3.4 below.

(b)       Lease means a lease in the form of Exhibit "I" attached hereto and made a part hereof that was executed on February 23, 2009 by Borrower as

EXECUTION VERSION

landlord, and Seller as tenant, whereby the Seller has leased the building which contains the New Units from Borrower through March 31, 2010, as extended by the amendment to the lease through March 31, 2011, at agreed upon terms, subject to the Subordination, Non-Disturbance and Attornment Agreement dated as of February 23, 2009 as amended from time to time.

(c)       Sub-Loan Advance Period has the meaning set forth in Section 3.10 below.

3.        Acquisition Component. Section 3.3 of the Sub-Loan Agreement is hereby deleted in its entirety and replaced and superseded by the following:

3.3      Acquisition Component means the acquisition component of the Sub-Loan previously extended by Lender to Borrower pursuant to the terms of this Sub-Loan Agreement, the proceeds of which were previously used to finance the reimbursement of a portion of the acquisition costs for the Prior Acquired Assets and New Acquired Assets by Borrower and certain closing costs related thereto.

4.        Construction Component. Section 3.4 of the Sub-Loan Agreement is hereby deleted in its entirety and replaced and superseded by the following:

3.4      Construction Component means the construction component of the Sub-Loan previously extended by Lender to Borrower pursuant to the terms hereof, the proceeds of which were previously used by Borrower to finance Completion of the Work in Phase 1 and Phase 5.

5.        Advances. Section 3.5(a)-(d) of the Sub-Loan Agreement is hereby deleted in its entirety and replaced and superseded by the following:

3.5      Advances.

(a)       No Revolving Credit Under Acquisition Component. This Sub-Loan Agreement does not provide for the extension of credit to Borrower on a revolving basis under the Acquisition Component. Amounts repaid by Borrower under the Acquisition Component may not be re-borrowed by Borrower. The Acquisition Component of the Sub-Loan is closed to any new Advances. Lender has no obligation to make any new Advances under the Acquisition Component of the Sub-Loan. Borrower and Lender agree that Borrower completed the Work for the Assigned Assets and is now obligated to maintain the Assigned Assets as provided in the Sub-Loan Documents.

(b)       No Revolving Credit Under Construction Component. This Sub-Loan Agreement provides for an extension of credit to Borrower on a revolving basis for the Construction Component of the Sub-Loan. The Construction Component of the Sub-Loan is closed to any new Advances.

Lender has no obligation to make any new Advances under the Construction Component of the Sub-Loan.

6.        Request for Construction Component Advance. Section 3.6 of the Sub-Loan Agreement is hereby deleted in its entirety and replaced and superseded by the following:

3.6      No Request for Construction Component Advance. Borrower shall no longer request any Construction Component Advance.

7.        Maximum Sub-Loan Amount. Section 3.9 of the Sub-Loan Agreement is hereby deleted in its entirety and replaced and superseded by the following:

3.9      Maximum Sub-Loan Amount. The maximum amount of the Sub-Loan shall not exceed the principal balance of the Sub-Loan as of the First Amendment Closing Date ("Maximum Sub-Loan Amount").

8.        Sub-Loan Advance Period. Section 3.10 of the Sub-Loan Agreement is hereby deleted in its entirety and replaced and superseded by the following:

3.10    Sub-Loan Advance Period. As of the First Amendment Closing Date, no further Advances shall be made by Lender under the Acquisition Component or Construction Component of the Sub-Loan.

9.        Sub-Loan Maturity Date. Section 3.11 of the Sub-Loan Agreement is hereby deleted in its entirety and replaced and superseded by the following:

3.11    Sub-Loan Maturity Date. The Sub-Loan Maturity Date shall be the first to occur of (a) December 31, 2011, or (b) upon the occurrence of an Event of Default under the Master Facility Loan Agreement or the Sub-Loan Agreement.

10.      Minimum Required Principal Reduction Payments. Section 3.13 of the Sub-Loan Agreement is hereby deleted in its entirety and replaced and superseded by the following:

3.13.   Minimum Required Principal Reduction Payments. Borrower is required to make principal reduction payments toward repayment of the Sub-Loan so that the Sub-Loan has a maximum outstanding principal balance by each of the referenced dates as set forth in the chart below:

Date	Maximum Outstanding Principal Balance of Sub-Loan
October 31, 2009	$9,500,000
December 31, 2009	$8,000,000
March 31, 2010	$7,000,000
June 30, 2010	$6,000,000
September 30, 2010	$5,000,000
December 31, 2010	$4,000,000
March 31, 2011	$3,000,000
June 30, 2011	$2,000,000
September 30, 2011	$1,000,000
December 31, 2011	$0

The amounts referenced above include all principal payments to be made by Borrower under the Sub-Loan and Sub-Loan Documents.

11.      Phases. Phases 1 and 5 of the Resort are completed. There are references in the Sub-Loan Agreement to "Phase 2," "Phase 3" and "Phase 4" as well as to "Phase 2 Work," "Phase 3 Work" and "Phase 4 Work." Borrower, Lender and Guarantor hereby agree that Lender will not be providing any financing for Phase 2, Phase 3 or Phase 4 of the Resort.

12.      First Amendment Closing Date. October 28, 2009, the closing date of the First Amendment shall be referred to as the “First Amendment Closing Date.”

13.      Conditions to Lender's Obligation to Close First Amendment. The obligation of Lender to enter into this First Amendment shall be subject to the complete satisfaction of each of the conditions precedent set forth below and elsewhere in the Sub-Loan Documents on or prior to the First Amendment Closing Date:

(a)       Execution and Delivery. Borrowers and Guarantor shall execute and cause to be delivered to Lender the documents contemplated by this First Amendment.

(b)       Opinion of Borrower’s and Guarantor’s Counsel. Lender shall have received from duly licensed (in the state of Florida) outside counsel for Borrower and Guarantor acceptable to Lender such legal opinions, in form and substance satisfactory to Lender, covering such items as may be required by Lender, in its sole discretion, including, without limitation, that (i) the documents executed in connection with this First Amendment are valid, binding, and legally enforceable in accordance with their terms; (ii) Borrower and Guarantor are each duly formed, validly existing, and in good standing under the laws of the state of their organization and, where applicable, qualified to conduct business as a foreign entity in the states where they do business; and (iii) Borrower and Guarantor are each authorized to execute, deliver, and perform the documents executed in connection with this First Amendment.

(c)       Representations, Warranties, Covenants, and Agreements. The representations and warranties contained in the First Amendment and all of the Sub-Loan Documents, as modified, and in any certificates delivered to Lender in connection with the closing shall be true and correct, and all covenants and agreements required to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender. All provisions of the Sub-Loan Documents, as modified, are hereby confirmed and ratified without limiting the generality of the foregoing. Borrower hereby reaffirms the validity and enforceability of the security interests granted to Lender in the Sub-Loan Collateral. Borrower and Guarantor confirm that such security interests will continue to secure the timely and faithful performance of all obligations under the Sub-Loan Documents.

(d)       Background Documents. Borrower shall have delivered to Lender, and Lender shall have approved each of the following:

(a)       Organizational Documents. There are no amendments to or revocation of the organizational documents of the Borrower or Guarantor that have been made since May 21, 2008, the closing date of the Original Mt. Olympus Sub-Loan Agreement (including but not limited to amendments, modifications or revocations to each of their articles of incorporation and bylaws), which organizational documents have been certified to be true and complete by corporate secretary of the entity in question.

(b)       Good Standing Certificates. Current good standing certificates under the laws of the states of Florida and Wisconsin for Borrower and Massachusetts for Guarantor.

(c)       Resolutions; Incumbency Certificates. Certified resolutions of boards of directors of Borrower and Guarantor authorizing the execution of all documents executed in connection with this First Amendment and the performance of their respective obligations under the Sub-Loan Documents. Such corporate resolutions shall be accompanied by certificates from each relevant entity, signed by a duly authorized officer thereof and dated as of the

First Amendment Closing Date, indicating the incumbency, authority, and signatures of the officers of such entity authorized to sign, on behalf of such entity, this First Amendment and the other Sub-Loan Documents executed in connection with the same to which such entity is a party.

(e)       Financial Statements. There has been no material adverse change in the financial condition of Borrower or Guarantor from the most recent Financial Statements received and approved by Lender. All financial information and other documents provided to Lender are true, correct, and complete as of the date provided and the date hereof.

(f)        Proceedings Satisfactory. All actions taken in connection with the execution and delivery of the documents related to this First Amendment, shall be completely satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of all such documents, instruments, and other items as Lender or its counsel may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its counsel, in their sole discretion.

(g)       Expenses. Borrower shall have paid all fees, expenses, and other amounts required to be paid prior to or on the First Amendment Closing Date.

(h)       Litigation. Except as set forth in Schedule 9.10 attached to the First Amendment To Master Acquisition, Development and Construction Facility Loan and Security Agreement dated as of the date hereof, neither Borrower nor Guarantor are the subject of a pending bankruptcy proceeding, and neither Borrower nor Guarantor are aware of any threatened bankruptcy proceeding against them, nor are they presently contemplating filing such a proceeding. There are no proceedings pending, threatened against, or affecting Borrower or Guarantor in any court, before any governmental authority, or arbitration board or tribunal which may now or in the future materially adversely affect Borrower or Guarantor.

(i)        Absence of an Event of Default. There has been no occurrence of any Default or Event of Default under the Master Facility Loan Agreement, any Sub-Loan Agreement or other Sub-Loan Documents and/or the exercise by Lender of any and all of its available rights and remedies with respect thereto.

(j)        Miscellaneous. Such other matters as Lender shall reasonably require.

14.       Authority.

(a)       As of the First Amendment Closing Date, Borrower represents that it is duly organized, validly existing, and in good standing under the laws of the state of Florida, and Wisconsin and every other jurisdiction in which it conducts business in connection with the Resort.

(b)       Borrower represents that execution, delivery, and performance by Borrower of this First Amendment and the other documents contemplated herein has been duly authorized by all necessary organizational action, does not conflict with or result in a breach of Borrower’s organizational documents and does not and will not result in a breach of, or constitute a default by Borrower under, any indenture, loan, or credit agreement or any other contract, agreement, document, instrument, or certificate to which Borrower is legally bound or by which it or any of its assets are affected.

(c)       As of the date hereof, Guarantor represents that it is duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts.

(d)       Guarantor represents that the execution, delivery, and performance by Guarantor of this First Amendment has been duly authorized by all necessary organizational action, does not conflict with or result in a breach of Guarantor’s organizational documents and does not and will not result in a breach of, or constitute a default by Guarantor under, any indenture, loan, or credit agreement or any other contract, agreement, document, instrument, or certificate to which Guarantor is legally bound or by which any of its assets are affected.

(e)       Borrower and Guarantor acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this First Amendment. This First Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this First Amendment or any part hereof to be drafted.

15.	Miscellaneous.

(a)       No Other Changes. Except as expressly set forth herein, each and every term, provision, and condition contained in the Sub-Loan Agreement and the other Sub-Loan Documents, including all exhibits and schedules thereto and all of Lender’s rights and remedies thereunder, shall remain unchanged and in full force and effect following the date hereof. In the event of any conflict between the provisions hereof and those contained in the Sub-Loan Agreement or any other Sub-Loan Document, the provisions hereof shall govern and control the parties’ respective rights and obligations.

(b)       Counterparts. This First Amendment may be executed in identical counterparts each of which shall be deemed an original for any and all purposes and all of which, collectively, shall constitute one and the same instrument notwithstanding the fact that the parties have not signed the same counterpart.

(c)       Ratification. Borrower and Guarantor hereby ratify and reaffirm as of the date hereof all covenants, conditions, provisions, representations, and warranties made or contained in the Sub-Loan Agreement and any of the other

Sub-Loan Documents, agree to be legally bound thereby and to comply fully therewith, and acknowledge Lender’s right to enforce the Sub-Loan Agreement and other Sub-Loan Documents in accordance with the term, provisions, and conditions thereof.

(d)       No Defaults. Borrower and Guarantor hereby acknowledge and represent that Lender has complied fully with all of its obligations under the Sub-Loan Agreement and the other Sub-Loan Documents through the date hereof and is not currently in default of any of its obligations under the foregoing documents, with or without notice or lapse of time, and that there are no offsets, defenses or counterclaims with respect to any of Borrower's and Guarantor's obligations under the foregoing documents. Borrower acknowledges that the indebtedness evidenced by the Sub-Loan Agreement and the other Sub-Loan Documents is just and owing and agrees to pay such indebtedness in accordance with the terms of the foregoing documents.

(e)       Other Instruments. Borrower and Guarantor will execute and deliver such further instruments and do such things as in the judgment of Lender are necessary or desirable to effect the intent of this First Amendment and to secure to Lender the benefits of all rights and remedies conferred upon Lender by the terms of this First Amendment and any other documents executed in connection herewith.

(f)        Severability. If any provision of this First Amendment is held to be unenforceable under present or future laws effective while this Amendment is in effect (all of which invalidating laws are waived to the fullest extent possible), the enforceability of the remaining provisions of this First Amendment shall not be affected thereby. In lieu of each such unenforceable provision, there shall be added automatically as part of this First Amendment a provision that is legal, valid and enforceable and is similar in terms to such unenforceable provisions as may be possible.

(g)       Governing Law. THIS FIRST AMENDMENT AND THE OTHER SUB-LOAN DOCUMENTS EXECUTED IN CONNECTION THEREWITH SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF RHODE ISLAND WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICT OF LAWS.

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SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower, Lender and Guarantor have caused this First Amendment to be duly executed and delivered effective as of the date first above written.

BORROWER:

BLUEGREEN VACATIONS UNLIMITED, INC.
a Florida corporation

By:
Name:	Anthony M. Puleo
Its:	Vice President and Treasurer

LENDER:

TEXTRON FINANCIAL CORPORATION,
a Delaware corporation

By:
Name:
Its:

GUARANTOR:

BLUEGREEN CORPORATION,
a Massachusetts corporation

By:
Name:	Anthony M. Puleo
Its:	Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT 1

LEASE AND AMENDMENT TO LEASE